POWER OF ATTORNEY
I, the undersigned Trustee/Officer of the following investment company:
AMERICAN CENTURY ETF TRUST

(“the Trust”)
hereby constitute and appoint, Ashley L. Bergus, Ryan L. Blaine, Brian L. Brogan, Evan C. Johnson, Kathleen Gunja Nelson, and Giles M. Walsh each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Trust on Form N-1A, or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Trust; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after November 13, 2017.
This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
WITNESS my hand on this 13th day of November, 2017
Signature

/s/ Reginald M. Browne	/s/ Ronald J. Gilson
Reginald M. Browne, Trustee	Ronald J. Gilson, Trustee
/s/ Barry A. Mendelson	/s/ Stephen E. Yates
Barry A. Mendelson, Trustee	Stephen E. Yates, Trustee
/s/ Jonathan S. Thomas	/s/ C. Jean Wade
Jonathan S. Thomas, President and Trustee	C. Jean Wade, Vice President, Treasurer, and Chief Financial Officer